NO. 2002-51378

NEVADA GOLD & CASINOS, INC.	§	**IN THE DISTRICT COURT**
	§	
VS.	§	**HARRIS COUNTY, TEXAS**
	§	
AMERICAN HERITAGE, INC., ET AL.	§	**234TH JUDICIAL DISTRICT**

NO. 2007-43914

NEVADA GOLD & CASINOS, INC.	§	**IN THE DISTRICT COURT**
	§	
VS.	§	**HARRIS COUNTY, TEXAS**
	§	
AMERICAN HERITAGE, INC., ET AL.	§	**234TH JUDICIAL DISTRICT**

DISTRICT COURT

CLARK COUNTY, NEVADA

NEVADA GOLD & CASIONS, INC.,	§	**Case No: A55729**
	§	**Dept.: VI**
Plaintiff,	§	
	§	**Title of Document:**
v.	§	
	§	**Exempt from Arbitration**
FREDERICK C. GILLMANN	§	**(Damages in excess of $50,000)**
	§	
Defendant	§	

SETTLEMENT AGREEMENT AND RELEASE

I. INTRODUCTION & PARTIES

This Settlement Agreement and Release (the "**AGREEMENT**") is made as of March 26, 2008, by and between **NEVADA GOLD & CASINOS, INC.** ("**NEVADA GOLD**"), on the one hand, and **AMERICAN HERITAGE, INC.** ("**AHI**") and **FREDRICK C. GILLMANN** ("**GILLMANN**") (**AHI AND GILLMANN** referred collectively as the ("**AHI PARTIES**"), on the other hand (collectively the "**PARTIES**").

This **AGREEMENT** is entered into by **NEVADA GOLD** individually and on behalf of its affiliated companies, owners, shareholders, directors, officers, agents, employees, representatives, attorneys, predecessors, successors, heirs and assigns.

This **AGREEMENT** is entered into by the **AHI PARTIES** individually and on behalf of their affiliated companies, owners, shareholders, directors, officers, agents, employees, representatives, attorneys, predecessors, successors, heirs, and assigns.

II. RECITALS

Whereas **NEVADA GOLD** asserted certain claims and causes of action in the captioned litigation against the **AHI PARTIES** for breaches of contract and fraudulent transfers, among other things; and

Whereas **NEVADA GOLD** obtained a judgment against **AHI** in No. 2002-51378; *Nevada Gold & Casinos, Inc. vs. American Heritage, Inc., et al.*; In the 234th District Court, Harris County, Texas; and

Whereas the **AHI PARTIES** deny all liability to **NEVADA GOLD**; and

Whereas, the **PARTIES** wish to compromise and settle all disputes between them, actual or potential, arising out of the transactions or events that are the subject of the above captioned litigation;

Now, therefore, for and in consideration of the foregoing covenants, representations, obligations, and releases, the **PARTIES** agree to compromise and settle the disputes between them, and to release one another, as follows:

III. Representations, Undertakings & Releases

A. Stay and Dismissal of Claims

Within five business days following the execution of this **Agreement**, **Nevada Gold** and the **AHI Parties** shall file with the courts in the above captioned lawsuits joint motions to stay all proceedings, pending performance of settlement obligations, pursuant to the settlement agreement between the **Parties**.

Within five business days following the **AHI Parties**' performance of their obligations pursuant to Section IIIB1 and 2 below, **Nevada Gold** shall file with the courts in the above captioned lawsuits dismissals with prejudice and without costs, of all its claims against the **AHI Parties** in the captioned litigation.

B. Payments by The AHI Parties to Nevada Gold and Security for Payments

1. The **AHI Parties** shall pay $1,000,000 (one million dollars) cash to **Nevada Gold** no later than May 1, 2008.

2. The **AHI Parties** shall pay $1,300,000 (one million three hundred thousand dollars) cash to **Nevada Gold** no later than May 31, 2008.

3. The **AHI Parties** shall pay $2,300,000 (two million three hundred thousand dollars) cash to **Nevada Gold** no later than April 15, 2010.

4. Contemporaneously with the execution of this **Agreement**, the **AHI Parties** shall assign the following to **Nevada Gold**, as collateral and security for the payment obligations described above:

   (a) A certain $2,000,000 (two million dollars) term life insurance policy in the name of **Gillmann**, a copy of which is attached as Exhibit A. The **AHI Parties** shall, contemporaneously with the execution of this **Agreement**, designate

NEVADA GOLD as the irrevocable beneficiary and owner of such policy until the payment obligations in Section IIB1 and 2, above, have been satisfied. The **AHI PARTIES** also shall timely pay all premiums on such policy and provide written proof to **NEVADA GOLD**, within two business days of each payment being made, that each premium payment due has been made timely.

(b) A lien in the two residential properties owned by **GILLMANN**, and described more particularly in Exhibit B, to the full extent of all net proceeds from the sale of one or both homes. Such net proceeds shall be paid in full to **NEVADA GOLD**, directly by the title company at closing, immediately following the sale of either or both properties unless and until the payment obligations provided for in Section IIIB1 and 2 above have been fully satisfied. If a portion of the net sales proceeds is sufficient to satisfy the payment obligations contained in Section IIIB1 and 2, then only the portion of the net proceeds necessary to satisfy the payment obligations in full shall be paid to **NEVADA GOLD**.

GILLMANN shall give **NEVADA GOLD** written notice of the sale of either property or both properties not less than 7 (seven) business days following the execution of a contract to sell either or both homes. The notice shall include copies of the sales contract, and all closing documents, as well as the anticipated or scheduled date, time, and location of the closing, and an estimate of the net proceeds to be generated by the sale(s).

GILLMANN shall not, following the execution of this **AGREEMENT**, undertake any debt obligations secured by either one of the two properties described in Exhibit B in excess of the obligations listed on Exhibit C.

C. Judgment Against AHI Parties and Covenant Not to Execute

1. Contemporaneously with the execution of this **Agreement**, the **AHI Parties** shall execute an agreed final and non-appealable judgment in favor of **Nevada Gold** and against **AHI** and **Gillmann**, jointly and severally, in the amount of $9,425,602.08 (nine million four hundred and twenty five thousand six hundred and two dollars and eight cents) (the "**Agreed Judgment**").

2. The Parties shall jointly file the **Agreed Judgment** with the 234th District Court of Harris County, Texas, and move the Court to enter such judgment in No. 2002-51378; *Nevada Gold & Casinos, Inc. vs. American Heritage, Inc., et al.*

3. **Nevada Gold** covenants not to enforce the **Agreed Judgment** unless and until the **AHI Parties** fail to perform any of their obligations under this **Agreement**.

4. Before seeking enforcement of the **Agreed Judgment** in the event of an alleged breach of this **Agreement**, **Nevada Gold** shall first give written notice of the alleged breach to the **AHI Parties**, which shall have 5 business days from the date of the notice to cure the alleged breach.

D. Each Party Responsible for Its Attorneys' Fees and Costs

None of the **Parties** to this **Agreement** shall be responsible for the payment of the other **Parties'** attorneys' fees and costs of litigation.

E. Release of the AHI Parties

Nevada Gold, upon receipt of the payments provided for in Section III, B, 1 and 2, releases and discharges the **AHI Parties** along with their respective companies, subsidiaries, parent companies, affiliated companies, operating divisions, stockholders, directors, officers, agents, employees, representatives, attorneys, insurers, reinsurers, predecessors, successors,

heirs, and assigns from any and all claims, demands, causes of action, debts and liens of any nature whatsoever, whether known or unknown, fixed or contingent, liquidated or unliquidated, accrued or to accrue, which **NEVADA GOLD** had or may have had arising out of or relating to the captioned litigation, regardless of whether such claims were asserted or not, and whether such claims could have been asserted or not, in the above-captioned litigation.

F. RELEASE OF NEVADA GOLD

The **AHI PARTIES**, upon making the payments provided for in Section IIIB1 and 2, release and discharge **NEVADA GOLD**, along with its respective companies, subsidiaries, parent companies, affiliated companies, operating divisions, stockholders, directors, officers, agents, employees, representatives, attorneys, insurers, reinsurers, predecessors, successors, heirs, and assigns from any and all claims, demands, causes of action, debts and liens of any nature whatsoever, whether known or unknown, fixed or contingent, liquidated or unliquidated, accrued or to accrue, which they had or may have had arising out of or relating to the captioned litigation, regardless of whether such claims were asserted or not, and whether such claims could have been asserted or not, in the above-captioned litigation.

G. AGREEMENT PREPARED JOINTLY BY ATTORNEYS FOR ALL PARTIES

This **AGREEMENT** has been prepared through the combined efforts of the respective attorneys for **NEVADA GOLD** and the **AHI PARTIES**, after consultation with their respective clients, pursuant to arms length compromise and settlement negotiations.

H. ADDITIONAL REPRESENTATIONS OF NEVADA GOLD

NEVADA GOLD warrants and represents that this **AGREEMENT**, once **NEVADA GOLD** has received the payments provided for in Section IIIB1 and 2, shall constitute a bar to further prosecution of any suit relating to the captioned litigation against the **AHI PARTIES** or their

respective companies, subsidiaries, parent companies, affiliated companies, operating divisions, stockholders, directors, officers, agents, employees, representatives, attorneys, predecessors, successors, heirs, and assigns.

NEVADA GOLD warrants and represents that it has entered into this **AGREEMENT** of its own free will, and not as a result of duress or undue influence, after having had the terms and meaning of this **AGREEMENT** fully explained to it by its attorneys of choice.

I. ADDITIONAL REPRESENTATIONS OF THE AHI PARTIES

The **AHI PARTIES** warrant and represent that this **AGREEMENT** shall constitute a bar to prosecution of any suit relating to the subject matter of the captioned suit against **NEVADA GOLD** or its respective companies, subsidiaries, parent companies, affiliated companies, operating divisions, stockholders, directors, officers, agents, employees, representatives, attorneys, predecessors, successors, heirs, and assigns.

The **AHI PARTIES** warrant and represent that they have entered into this **AGREEMENT** of their own free will, and not as a result of duress or undue influence, after having had the terms and meaning of this **AGREEMENT** fully explained to them by their attorneys of choice.

J. ENTIRE AGREEMENT

Each party execution this **AGREEMENT** acknowledges and represents that such party has read this **AGREEMENT** carefully; that this **AGREEMENT** expresses all of the understandings and agreements between such **PARTIES** concerning the subjects of this **AGREEMENT**; and that each party has executed this **AGREEMENT** freely and voluntarily, and without duress or other undue influence, after consulting with its independent legal counsel of choice.

Each party executing this **AGREEMENT** further acknowledges and represents that such party has relied on nothing, whether a promise, statement or omission, other than what is stated

within the four corners of this **AGREEMENT** and the advice of its independent legal counsel, in deciding to enter into this **AGREEMENT**.

K. GOVERNING LAW

This **AGREEMENT** shall be governed and construed in accordance with the laws of the State of Texas.

L. MULTIPLE ORIGINALS

This **AGREEMENT** may be executed in multiple identical counterparts, in which event the various counterparts shall be and constitute one instrument for all purposes. The several signature pages may be collected and annexed to one or more documents to form a complete counterpart. Photocopies of executed copies of this **AGREEMENT** may be treated as originals.

M. DISPUTE RESOLUTION

Any dispute(s) that may arise relating to this **AGREEMENT** shall be submitted to binding arbitration in Houston, Texas, before Alan Levin. The arbitration shall take place, subject to the arbitrator's availability, within 30 days of a Party's demand for arbitration and shall last no more than 2 (two) days. The arbitrator may award reasonable attorneys fees to the prevailing party.

N. NOTICES

All notices required by this **AGREEMENT** shall be given in writing, by fax or hand delivery, to the individuals listed below:

If to **NEVADA GOLD**:

Ernest East, General Counsel
Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500 W
Houston, TX 77027
713/621-6919 (fax)

If to the **AHI PARTIES**:

Rhonda Connick
The Gillmann Group
2904 W. Horizon Ridge Pkwy, #201
Las Vegas, NV 89052
702/734-0157 (fax)

Robert M. Steele
Herron & Steele
550 West C. St., Suite 1760
San Diego, CA 92101
619/233-3709 (fax)

IV. EXECUTION

By executing this **AGREEMENT** each of the undersigned represents to each of the other **PARTIES** to this **AGREEMENT** that he or she is legally and mentally competent and is fully authorized to execute this **AGREEMENT** in the capacity in which he or she is executing the **AGREEMENT**.

NEVADA GOLD & CASINOS, INC.

By Ernest E. East **Date:** April 15, 2008

Its Senior Vice President

AMERICAN HERITAGE, INC.

By Fredrick C. Gillmann **Date:** April 15, 2008

Its President

Fredrick C. Gillmann
FREDRICK C. GILLMANN **Date:** April 15, 2008

STATE OF TEXAS §
§
COUNTY OF HARRIS §

ACKNOWLEDGMENT

BEFORE ME, the undersigned Notary Public in and for the State of Texas, on this day personally appeared **ERNEST EAST**, General Counsel of Nevada Gold & Casinos, Inc., known to me to be the person whose name is subscribed hereto, who being first duly sworn in the manner provided by law, on oath, represented to me that the foregoing Settlement Agreement and Release was executed on behalf of Nevada Gold & Casinos, Inc. for the purposes and consideration therein expressed.

SWORN TO AND SUBSCRIBED before me, the undersigned authority by the said Ernest East, on this the 15 day of April 2008, to certify which witness my hand and seal of office.

[signature]
Notary Public in and for
the State of Texas

My Commission Expires: 1/18/2012

LATONIA Y. JOHNSON
Notary Public, State of Texas
My Commission Expires 01-18-2012

821230v1/07556-008680

STATE OF ________ §
§
COUNTY OF _______ §

ACKNOWLEDGMENT

BEFORE ME, the undersigned Notary Public in and for the State of ________________, on this day personally appeared **FREDRICK C. GILLMANN**, known to me to be the person whose name is subscribed hereto, who being first duly sworn in the manner provided by law, on oath, represented to me that the foregoing Settlement Agreement and Release was executed both individually and on behalf of American Heritage, Inc., for the purposes and consideration therein expressed.

SWORN TO AND SUBSCRIBED before me, the undersigned authority by the said __________________ on this the ______ day of ______________ 2008, to certify which witness my hand and seal of office.

____
Notary Public in and for
the State of ______________

My Commission Expires: ________________

821230v1/07556-008680